Exhibit (d)(14)

INVESTMENT SUB-ADVISORY AGREEMENT

RELATING TO

EATON VANCE GREATER INDIA FUND

This INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”) effective October 19, 2017, is between Boston Management and Research, a Massachusetts business trust (“Adviser”), and Goldman Sachs Asset Management, L.P., a limited partnership organized under the laws of Delaware (“Sub-Adviser”).

WHEREAS, Eaton Vance Greater India Fund (the “Fund”), a series of Eaton Vance Special Investment Trust (the “Trust”), is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company; and

WHEREAS, pursuant to an Investment Advisory Agreement dated December 16, 2016 (“Advisory Agreement”), a copy of which has been provided to the Sub-Adviser, the Trust has retained the Adviser to render advisory and management services to the Fund (as described more fully below); and

WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Fund and the Adviser, and the Sub-Adviser is willing to furnish such services to the Fund and the Adviser.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

1.       Appointment. The Adviser hereby appoints the Sub-Adviser to act as the investment sub-adviser for and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Adviser and the Fund’s Board of Trustees (“Board”), for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth herein for the period and on the terms set forth in this Agreement.

Subject to the requirements of the 1940 Act, the Adviser has the authority in its discretion to alter the allocation of the Fund’s assets among the Sub-Adviser, the Adviser and any other appointed sub-adviser upon reasonable notice to the Sub-Adviser.

2.       Sub-Adviser Duties. Subject to the supervision of the Board and the Adviser, the Sub-Adviser will provide a continuous investment program for the Fund and determine, in its discretion, the composition of the assets of the Fund, including the determination of the purchase, retention, or sale of the securities, cash, and other investments for the Fund. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sale, and reinvestment of the Fund’s assets by determining (a) the securities and other investments that shall be purchased, entered into, sold, closed, and/or exchanged for the Fund; (b) when these transactions should be executed, and (c) what portion of the assets of the Fund should be held in various securities and other investments in which the Fund is permitted to invest. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with the Adviser or the Trust, to buy, sell, and otherwise trade in any of the types of securities and investment instruments permitted by the Fund’s Registration Statement. The Sub-Adviser

may use the portfolio management, research and other resources of advisory affiliates through participating affiliate arrangements in rendering investment advisory services to the Fund. Under such circumstances, the Sub-Adviser shall be fully accountable to the Fund and/or the Adviser for the actions of such affiliates.

The Sub-Adviser will provide the services under this Agreement in accordance with the Trust’s Declaration of Trust, By-Laws, and investment objective(s), policies and procedures and restrictions as stated in the Trust’s Registration Statement as filed with the SEC under the 1940 Act, as from time to time amended (“Registration Statement”). The Adviser shall promptly provide the Sub-Adviser with copies of any amendment to the Registration Statement prior to the commencement of this Agreement and shall provide the Sub-Adviser with drafts of any other amendment to the Registration Statement as well as any sticker supplements to the Fund’s prospectus or statement of additional information relevant to the Sub-Adviser or its management of the Fund. The Sub-Adviser shall review and provide comments on such drafts on a timely basis. Sub-Adviser’s services under this Agreement also will be provided in accordance with any internal guidelines or investment parameters for the Fund (including portfolio risk limits) that are mutually agreed to in writing from time to time by the Adviser and the Sub-Adviser.

The Sub-Adviser further agrees as follows:

a. The Sub-Adviser shall perform its duties hereunder in accordance with (i) the 1940 Act and all rules and regulations thereunder, (ii) all other applicable federal and state laws and regulations, (iii) any procedures adopted by the Board and deemed applicable by the Adviser to the Fund (provided that the Sub-Adviser has been or will be provided by the Adviser with a copy of any current or future procedures and has been provided with a reasonable period of time to understand and adapt to such procedures) (“Fund Procedures”), (iv) the provisions of the Fund’s Registration Statement (as described above), and (v) the Sub-Adviser’s operating policies and procedures provided to the Adviser. The Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement. With respect to (iii) above, by executing this Agreement, the Sub-Adviser acknowledges that it has received from the Adviser written copies of the current Fund Procedures and has had a reasonable period of time to understand and adapt to such Procedures.

b. The Sub-Adviser will manage the Fund so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code of 1986, as amended (“Code”).

c. The Sub-Adviser shall exercise voting authority with respect to proxies that the Fund is entitled to vote with regard to securities in the Fund’s portfolio, provided that such authority may be revoked in whole or in part by the Adviser at any time upon written notice to the Sub-Adviser and provided further that the exercise of such authority shall be in accordance with the relevant Fund Procedures. As provided in the Fund Procedures, the Sub-Adviser shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures of the Sub-Adviser as are approved by the Adviser and the Board. The Sub-Adviser shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Adviser from time to time. The Sub-Adviser shall provide the proxy voting history for the Fund to the Adviser or any third party agent designated by the Adviser in a timely manner for inclusion in the Fund’s requisite Form N-PX.

d. The Sub-Adviser will provide reasonable assistance to the Fund’s custodian

(“Custodian”) and the Adviser in their determining or confirming, consistent with the relevant Fund Procedures and as stated in the Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Custodian or the Adviser seeks assistance from, or identifies for review by, the Sub-Adviser and otherwise perform such duties as sub-adviser for the Fund as are specifically described in such Fund Procedures. The parties acknowledge that the Sub-Adviser (i) is not a custodian of the Trust’s assets and will not take possession or custody of such assets and (ii) is not engaged to provide the official books and records of the Fund. The Adviser acknowledges and agrees that (i) the Sub-Adviser shall not be deemed to be the pricing or valuation agent for the Fund, and (ii) the Sub-Adviser is not obligated to provide pricing information to satisfy any regulatory requirements to which the Fund may be subject (e.g., FAS 157).

e. Following the end of each of the Fund’s fiscal periods, the Sub-Adviser will provide reasonable assistance to the Adviser in its preparation of any reports required by applicable rules and regulations, such as Form N-CSR, Form N-SAR and Form N-Q, as well as any discussion of the Fund’s performance required by applicable law. The Sub-Adviser will also provide periodic commentaries regarding the performance of the Fund as reasonably requested by the Adviser, which shall be subject to review and editing by the Adviser and further subject to the terms of Section 7 hereof. The Sub-Adviser also will provide to the Trust any certifications relating to the content of any such report, discussion or commentary as required by relevant Fund Procedures or as is otherwise reasonably requested by the Trust.

f. The Sub-Adviser will complete and deliver to the Adviser for each quarter by the 10th calendar day of the following quarter (i) a written compliance checklist in a form agreed to in advance by the Adviser and Sub-Adviser, (ii) a written investment oversight questionnaire in a form agreed to in advance by the Adviser and Sub-Adviser, (iii) a risk management and related analytic report in a format agreed to in advance by the Adviser and Sub-Adviser, and (iv) such other reports as may be reasonably requested by the Adviser.

g. The Sub-Adviser will make available to the Trust and the Adviser, promptly upon request, any of the investment records and ledgers for the Fund maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian, portfolio accounting agent or other service providers for the Trust) as are necessary to assist the Trust and the Adviser in complying with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the rules under each, as well as other applicable securities laws. The Sub-Adviser will furnish to regulatory authorities, having the requisite authority over the Fund, any information or reports in connection with the Sub-Adviser’s services to the Fund and the Adviser that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

h. The Sub-Adviser will provide periodic reports to the Board (for consideration at meetings of the Board) on the investment program for the Fund and the investments in the Fund in a format agreed to in advance by the Adviser and Sub-Adviser and such other special reports as the Board or the Adviser may reasonably request, provided the format of such special reports is agreed to in advance by the Adviser and Sub-Adviser.

i. The Sub-Adviser will maintain a fidelity bond, as well as insurance for its directors and officers and errors and omissions, in an adequate amount based on the Sub-Adviser’s assets under management and the scope of its business.

j. The Sub-Adviser shall not consult with any other sub-adviser of the Fund or the Trust, or the sub-adviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning the Fund or Trust’s transactions in securities or other assets, except for purposes of complying with applicable law or regulation. The Adviser shall not be required to provide the Sub-adviser with Fund or Trust sales data.

k. Nothing in this Sub-Advisory Agreement shall prevent the Sub-Adviser from acting as investment adviser for any other person, firm, corporation or other entity and shall not in any way restrict the Sub-Adviser or any of its stockholders, directors, officers, employees or its affiliates from buying, selling or trading any securities for its or their own account or for the account of others from whom it or they may be acting; provided that such activities do not adversely affect the performance by any party of its duties under this Sub-Advisory Agreement.

3.       Broker-Dealer Selection and Portfolio Transaction Information. The Sub-Adviser is authorized to place all orders for the purchase or sale of portfolio securities and investment instruments permitted by the Fund’s Registration Statement for the Fund either directly with the issuer or with brokers or dealers selected by the Sub-Adviser. To that end, the Sub-Adviser is authorized as the agent of the Fund to give instructions to the Custodian as to deliveries of securities and investment instruments and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of orders for the Fund, the Sub-Adviser shall follow the relevant Fund Procedures, including the Policies and Procedures Relating to Fund Brokerage Allocation and Use of Fund Commissions. The Sub-Adviser will report to the Trust’s Board periodically on brokerage allocation, including with respect to use of Fund commissions to acquire research, indicating the broker-dealers to which such allocations have been made and the basis therefore as the Adviser or the Board reasonably requests.

The Sub-Adviser will arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Trust.

4.       Disclosure about Sub-Adviser. The Sub-Adviser has received and reviewed the most current amendment to the Registration Statement for the Trust that contains or incorporates disclosure about the Sub-Adviser (if any), and represents and warrants that the disclosure, with respect to the Sub-Adviser, its personnel, and the investment policies and strategies followed by the Sub-Adviser in managing the Fund and the risks relating thereto is accurate in all material respects. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect and also complies with any other relevant regulatory requirements to operate its business. The Adviser hereby acknowledges that it has received a copy of the Sub-Adviser’s Form ADV (as filed with the SEC) prior to entering into this Agreement.

5.       Duties of the Adviser. The Adviser undertakes to provide the Sub-Adviser with reasonable advance written notice of any action taken by the Adviser or the Trust’s Board that is likely to have any impact on the Sub-Adviser or its ability to provide services under this Agreement including, without limitation, any change to (i) the Fund’s investment objective(s), strategies, policies, and restrictions, (ii) the Fund Procedures, or (iii) the Fund’s Registration Statement as it relates to the services provided by the Sub-Adviser to the Fund. The Adviser agrees that, provided it is within its ability, it will allow for a reasonable implementation period for any such action and Sub-Adviser agrees it will make a reasonable effort to implement any such action within such implementation period.

6.       Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement, including, but not limited to, rental and overhead expenses, expenses of the Sub-Adviser’s personnel, insurance of the Sub-Adviser and its personnel, research services (except as permitted under the Fund Procedures), and taxes of the Sub-Adviser.

The Adviser and the Trust shall be responsible for all expenses of the Adviser’s and Fund’s operations, respectively, including, without limitation, those described in the Advisory Agreement.

7.       Compensation. For the services provided to the Fund, the Adviser will pay the Sub-Adviser compensation in an amount equal to a percentage of the investable assets of the Fund per annum which are not invested in other investment companies for which Adviser or its affiliate (i) serves as adviser and (ii) receives an advisory fee (“Investable Assets”) as specified in Schedule A. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect. The Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser. The Trust shall have no liability for Sub-Adviser’s fee hereunder.

8.       Materials.

a.            During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, statements of additional information, and sticker supplements relevant to the Sub-Adviser or its management of the Fund, as well as proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund, which refer to the Sub-Adviser, prior to the use thereof, and neither the Adviser nor the Trust shall use any such materials if the Sub-Adviser reasonably objects in writing within a reasonable period of time (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser’s right to object to such materials is limited to reasonable objections with respect to the accuracy or completeness of the disclosure in such documents or reports.

b.            It is understood that the names “Goldman Sachs” and “Goldman Sachs Asset Management” or any trademark, trade name, service mark, or logo, or any variation of such trademark, trade name, service mark, or logo of the Sub-Adviser or its affiliates (collectively, the “Goldman Sachs Marks”) are the valuable property of the Sub-Adviser and its affiliates and that the Fund or its affiliates have the right to use such Goldman Sachs Marks in offering materials of the Fund or any Fund only with the prior written approval of the Sub-Adviser and only for so long as the Sub-Adviser is a sub-adviser to the Fund. Upon termination of this Agreement or upon the earlier request of the Sub-Adviser, the Fund shall as soon as is reasonably possible cease to use the Goldman Sachs Marks.

c.             It is understood that the names “Boston Management and Research” and “Eaton Vance Management” or any derivative thereof or logos associated with such names are the valuable property of the Adviser and its affiliates and that the Sub-Adviser has the right to use such names (or derivatives or logos) in client lists. Any other use shall require approval in advance from the Adviser. Upon termination of this Agreement the Sub-Adviser shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

9.       Compliance.

a.            The Sub-Adviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and other federal securities laws and regulations relevant to the performance of its duties under this Agreement (“Sub-Adviser Procedures”). The Sub-Adviser has designated a chief compliance officer (“CCO”) responsible for administering the Sub-Adviser Procedures. The CCO shall provide to the Adviser and/or the Trust and their respective CCOs written compliance reports relating to the operations and compliance procedures of the Sub-Adviser as may be required by law or regulation or as are otherwise reasonably requested. The Sub-Adviser agrees to implement other or additional compliance techniques as the Adviser or the Board may reasonably request, including written compliance procedures, provided that doing so would not cause the Sub-Adviser to incur additional significant fees or expenses or otherwise conflict with the Sub-Adviser’s compliance program.

b.            The Sub-Adviser agrees that, if it is reasonably likely to have a material impact on the performance of its duties under this Agreement, it shall promptly notify, if legally permitted, the Adviser and the Trust (1) in the event that the SEC or other governing body has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation (formal or informal) that is likely to reasonably result in any of these actions; or corresponded with the Sub-Adviser, including sending a deficiency letter or raising issues about the business, operations, or practices of the Sub-Adviser; (2) in the event of any notice of an investigation, examination, inquiry audit or subpoena of the Sub-Adviser or any of its officers or employees by any federal, state or other governmental agency or body, (3) upon having a reasonable basis for believing that the Fund has ceased to qualify or is likely not to qualify as a regulated investment company under Subchapter M of the Code, (4) upon detection of any breach of any of the Fund Procedures and of any violation of any applicable law or regulation, including the 1940 Act and Subchapter M of the Code, relating to the Fund, or (5) upon detection of any material violations of the Sub-Adviser Procedures that relate to the Fund or the Sub-Adviser’s activities generally, such as when the violation could be considered material to the Sub-Adviser’s advisory clients. The Sub-Adviser further agrees to promptly notify the Adviser and the Trust of any fact material to the Fund, the Adviser, the Board or shareholders of the Fund known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto received by the Sub-Adviser, or if any statement contained therein relating to the Sub-Adviser becomes untrue in any material respect.

c.             The Adviser agrees that it shall promptly notify, if legally permitted, the Sub-Adviser (1) in the event that the SEC or other governing body has censured the Adviser or the Trust with respect to the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, or (3) of any regulatory matter involving the Fund’s investments or investment practices.

d.            The Sub-Adviser will provide the Adviser with such reports, presentations, certifications and other information as the Adviser may reasonably request from time to time, in a format mutually agreed upon, concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser’s investment advisory services, the Sub-Adviser’s compliance with applicable federal, state and local law and regulations, changes in the Sub-Adviser’s key personnel, investment strategies, policies and procedures, and other matters that are likely to have a material impact on the Sub-Adviser’s duties hereunder.

10.       Books and Records. The Sub-Adviser hereby agrees that all records which it maintains for the Fund and the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Adviser’s request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

11.       Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement, the Fund or the Trust. Subject to the foregoing, each party shall treat as confidential all information pertaining to the Sub-Adviser, Adviser or the Fund or its shareholders or the Trust (as applicable), their actions with respect to the Fund and the Trust, and the business, operations and clients of the Adviser and the Sub-Adviser, except that the aforesaid information need not be treated as confidential if (a) required to be disclosed under applicable law, (b) generally available to the public through means other than by disclosure by the parties, or (c) available from a source other than the Adviser, Sub-Adviser or the Trust and without a breach of an obligation of confidentiality to the other party. Sub-Adviser acknowledges that the Adviser will have continuous access to the Fund’s holdings and information relating to portfolio management that is in the possession of the Custodian.

Neither the Adviser nor Sub-Adviser shall disclose or disseminate non-public information regarding the Fund, including a list of portfolio securities identified as being held by the Fund, which it receives or has access to in the course of performing its duties under this Agreement except as may be permitted by relevant Fund Procedures. Neither party shall use its knowledge of non-public information regarding the Fund as a basis to place or recommend any securities transactions for its own benefit, or the benefit of one or more of its clients, to the detriment of the Fund. To the extent that either Party has delegated any duties or services to an affiliate or a third-party, it shall ensure that any such affiliate or third-party abides by the confidentiality provision of this Section 11. Each Party shall ensure that any such affiliate or third-party shall enter into a written confidentiality agreement providing for the non-disclosure of such non-public information. Notice of such agreement shall be provided to the Trust.

12.       Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

13.       Liability.

a.            Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and controlling persons thereof (each a “Sub- Adviser Controlling Person,” and collectively, “Sub-Adviser Controlling Persons”) shall not be liable for, or subject to any losses, claims, damages, expenses, liabilities or litigation in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence, in each such case, in the performance of the Sub-Adviser’s duties, or any material breach by the Sub-Adviser of its obligations or duties under this Agreement (the “Sub-Adviser Standard of Care”). In no case shall the Sub-Adviser, its affiliated persons or any of the Sub-Adviser Controlling Persons be liable for actions taken or non-actions with respect to the performance of services under this Agreement if the Sub-Adviser is instructed in writing by the Adviser or the Trust to take such action or non-action. The Adviser understands and acknowledges that the Sub-Adviser does not warrant that the portion of the assets of the Fund managed by the Sub-Adviser will achieve any particular rate of return or that its performance will match any benchmark index or other standard or objective. In no case shall the Sub-Adviser, its affiliated persons or any of the Sub-Adviser Controlling Persons be liable for any portion of the assets of the Fund not managed by the Sub-Adviser (if any), and all representations and covenants of the Sub-Adviser in this Agreement shall be deemed to apply only to the portion of the assets of the Fund managed by the Sub-Adviser.

b.            The Sub-Adviser agrees that neither the Trust nor the Fund shall bear any responsibility or shall be subject to any liability for any losses, claims, damages, expenses, liabilities or litigation of the Sub-Adviser connected with or arising out of its services under this Agreement.

14.       Indemnification.

a.            The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and Sub-Adviser Controlling Persons (the Sub-Adviser and all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, expenses, liabilities, or litigation (including reasonable legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the Securities Act of 1933, as amended (“the 1933 Act”), the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, (1) arising out of the Adviser’s responsibilities to the Sub-Adviser which may be based upon the Adviser’s gross negligence, willful misfeasance, or bad faith in the performance of its duties, or any material breach by the Adviser of its obligations or duties under this Agreement, or (2) which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance on disclosure reviewed by the Sub-Adviser in accordance with Section 8 of this Agreement; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or any material breach of its obligations or duties under this Agreement.

b.            Notwithstanding Section 13 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and controlling persons thereof (the Adviser and all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, expenses, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, (1) arising out of the Sub-Adviser’s responsibilities as sub-adviser of the Fund which may be based upon the Sub-Adviser’s breach of the Sub-Adviser Standard of Care; or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Fund, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and

c.             was required to be stated therein or necessary to make the statements therein not misleading, if such a statement was made in reliance upon disclosure reviewed by the Sub-Adviser in accordance with Section 8 of this Agreement or was omitted from a disclosure reviewed by the Sub-Adviser in accordance with such Section 8; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its material breach of its obligations or duties under this Agreement.

d.            The Adviser shall not be liable under Paragraph (a) of this Section 14 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Sub-Adviser Indemnified Person. If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent both the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be reasonably satisfactory to the Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

e.            The Sub-Adviser shall not be liable under Paragraph (b) of this Section 14 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Adviser Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be reasonably satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Adviser Indemnified Person.

15.       Duration and Termination.

a.            This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Trust’s Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons (as such term is defined in the 1940 Act) of any such Party to this Agreement cast in person at a meeting called for the purpose of voting on such approval..

b.            Notwithstanding the foregoing, this Agreement may be terminated: (a) by the Adviser at any time without payment of any penalty, upon 60 days’ prior written notice to the Sub-Adviser and the Trust, (b) at any time without payment of any penalty by the Trust, by the Trust’s Board or a majority of the outstanding voting securities of the Fund, upon 60 days’ prior written notice to the Adviser and the Sub-Adviser, (c) at any time without payment of any penalty by the Sub-Adviser upon 60 days’ prior written notice by the Sub-Adviser to the Adviser and the Trust, (d) immediately in the event the Sub-Adviser or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or (e) in the event the Advisory Agreement is terminated.

c.             In the event of termination for any reason, all records of the Trust shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 10, 11, 13, 14 and 18 of this Agreement shall remain in effect, as well as any applicable provision of this Section 15 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect as provided in Section 7.

16.       Notices. Any notice must be in writing and shall be sufficiently given (a) when delivered in person, (b) when dispatched by electronic mail or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (c) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (d) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Eaton Vance Special Investment Trust

Two International Place

Boston, MA 02110

Attn: Chief Legal Officer

If to the Adviser:

Boston Management and Research

Two International Place

Boston, MA 02110

Attn: Chief Legal Officer

If to the Sub-Adviser:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

Attention: Legal Department

17.       Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved as required by applicable law. The Sub-Adviser shall furnish to the Board such information as may be reasonably necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 15 or this Section 17 of this Agreement.

18.       Miscellaneous.

a.            This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

b.            The Adviser and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Adviser acknowledges that the

Sub-Adviser enjoys the rights of a third-party beneficiary under the Advisory Agreement. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

c.             The Sub-Adviser expressly acknowledges the provision in the Declaration of Trust of the Adviser limiting the personal liability of the trustees and officers of the Adviser, and the Sub-Adviser hereby agrees that it shall have recourse to the Adviser for payment of claims or obligations as between the Adviser and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the trustees or any officer of the Adviser.

d.            The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

e.            To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party.

f.              If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

g.            Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

h.            This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

BOSTON MANAGEMENT AND RESEARCH

By: /s/ Maureen A. Gemma

Name: Maureen A. Gemma

Title: Vice President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Adam S. Lane

Name: Adam S. Lane

Title: Managing Director